UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 5, 2026

Flyte Aviation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Highway 160 West
Suite 205
Fort Mill, SC 29708
(Address of principal executive offices, including zip code)

(973) 691-2000
(Registrant’s telephone number, including area code)

Catheter Precision, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VJET	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On October 5, 2026, Flyte Aviation, Inc. (formerly known as Catheter Precision, Inc.) (the “Company”) issued a press release titled “Flyte Aviation Launches Under NYSE American Ticker ‘VJET’.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01           Other Events.

As previously reported, effective at 12:01 a.m., Eastern Time, on October 5, 2026, the Company changed its name from “Catheter Precision, Inc.” to “Flyte Aviation, Inc.” and effected a 1-for-10 reverse stock split of its common stock, par value $0.0001 per share (the “Common Stock”). The Common Stock began trading on the NYSE American under the new ticker symbol “VJET” on a split-adjusted basis at the opening of trading on October 5, 2026, under the new CUSIP number 74933X 807.

Following the reverse stock split, the Company has approximately 2,101,987 shares of Common Stock issued and outstanding, subject to the cash-out of fractional shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release of Flyte Aviation, Inc., dated October 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLYTE AVIATION, INC.

Date:	October 5, 2026	By:	/s/ Philip Anderson
Philip Anderson
Chief Financial Officer